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                                                                    EXHIBIT 23.2



                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


The Board of Directors
Coal City Corporation:


We consent to the use in the Proxy Statement/Prospectus forming a part of the Registration Statement on Form S-4 filed by Avondale Financial Corp. of our report dated February 20, 1998, on our audits of the consolidated balance sheet of Coal City Corporation and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1997, and to the reference of our firm under the heading "INDEPENDENT ACCOUNTANTS" in the Proxy Statement/Prospectus.



/s/ McGladrey & Pullen, LLP
Mokena, Illinois
December 31, 1998